As filed with the Securities and Exchange Commission on May 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

20-2745790

(I.R.S. Employer Identification Number)

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

(561) 276-2239

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Fieldly

Chief Executive Officer

Celsius Holdings, Inc.

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

(561) 276-2239

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400

Miami, Florida 33131

(305) 579-0500

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Celsius Holdings, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Celsius Holdings, Inc. (“Celsius,” “we,” “us,” “our” or the “Company”) may from time to time, offer to sell, in one or more offerings, common stock, preferred stock, debt securities, warrants, or units as described in this prospectus. Each time we offer any securities pursuant to this prospectus, we will provide specific information about the offering and the specific terms, amounts and offering prices of the securities being offered in one or more prospectus supplements, which may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. We urge you to carefully read this prospectus, the applicable prospectus supplement, any applicable offering materials and any documents we incorporate by reference before you make your investment decision.

We or any selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CELH”.

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus under the heading “Risk Factors,” beginning on page 2 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 16, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time. The types of securities that we may offer and sell from time to time pursuant to the prospectus are: common stock; preferred stock; debt securities; warrants; and units, in each case up to an indeterminate total dollar amount. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document to review it in its entirety.

This prospectus provides you with only a general description of the securities we may offer. Each time we or any selling securityholders sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities offered. You should read this prospectus and the applicable prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the “Where You Can Find More Information” section found on page 18. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, the applicable supplement and any free writing prospectus related to the applicable securities, in each case that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Information Incorporated by Reference” found on page 17.

You should rely on only the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “Celsius,” “we,” “us,” and “our” refer to Celsius Holdings, Inc. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” on page 18 of this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995 (“PSLRA”), Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are made in reliance of the safe harbor protections provided thereunder. Forward-looking statements include statements regarding the strategic investment by and long term partnership with PepsiCo, Inc. (“Pepsi”); anticipated financial performance; management’s plans and objectives for international expansion and future operations globally; the successful development, commercialization, and timing of new products; business prospects; outcomes of regulatory proceedings; market conditions; the current and future market size for existing or new products; or any stated or implied outcomes with regards to the foregoing. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those described in “Item 1A-Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus. We do not undertake any obligation to update forward-looking statements, except to the extent required by applicable law. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA. These forward-looking statements are only predictions and reflect our views as of the date they are made with respect to future events and financial performance.

Risks and uncertainties, the occurrence of which could adversely affect our business, include the following:

•	our ability to maintain a strong relationship with Pepsi or any of our other distributors;

•	the impact of the consolidation of retailers, wholesalers and distributors in the industry;

•	our ability to maintain strong relationships with co-packers to manufacture our products;

•	our ability to maintain strong relationships with our customers;

•	the impact of increases in cost or shortages of raw materials or increases in costs of co-packing;

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our ability to successfully generate demand through the use of third-parties, including celebrities, social media influencers, and others, may expose us to risk of negative publicity, litigation, and/or regulatory enforcement action;

•	our failure to accurately estimate demand for our products;

•	the impact of additional labeling or warning requirements or limitations on the marketing or sale of our products;

•	our ability to successfully expand outside of the United States (“U.S.”) and the impact of U.S. and international laws, including export and import controls and other risk exposure;

•	our ability to successfully complete or manage strategic transactions;

•	our ability to protect our brand, trademarks, proprietary rights, and our other intellectual property;

•	the impact of internal and external cyber-security threats and breaches;

•	our ability to comply with data privacy and personal data protection laws;

•	our ability to effectively manage future growth;

•	the impact of global or regional catastrophic events on our operations and ability to grow;

•

the impact of any actions by the U.S. Food and Drug Administration regarding the manufacture, composition/ingredients, packaging, marketing/labeling, storage, transportation, and/or distribution of our products;

•	the impact of any actions by the Federal Trade Commission on our advertising;

•	our ability to effectively compete in the functional beverage product industry and the strength of such industry;

•	the impact of changes in consumer product and shopping preferences; and

•	the impact of changes in government regulation and our ability to comply with existing regulation concerning energy drinks.

Accordingly, there can be no assurance that the forward-looking statements contained herein will occur or that objectives will be achieved, and all such forward-looking statements are expressly qualified in their entirety by the factors above, as well as those contained in the “Risk Factors” sections of the reports we file with the SEC.

THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, each applicable prospectus supplement and the documents to which we have referred to in “Information Incorporated by Reference” on page 17 of this prospectus for information about us and our financial condition and results of operation.

Celsius is a fast-growing company in the functional energy drink category in the U.S. and internationally. We engage in the development, processing, marketing, sale, and distribution of functional energy drinks to a broad range of consumers. We provide differentiated products that offer clinically proven and innovative formulas meant to positively impact the lives of our consumers. Our brand has also proven to be attractive to a broad range of customers, including fitness enthusiasts.

Our flagship asset, CELSIUS®, is marketed as a premium lifestyle and energy drink formulated to power active lifestyles with ESSENTIAL ENERGYTM. This product line comes in two versions, a ready-to-drink form and an on-the-go powder form. During 2023, we introduced a new CELSIUS® Essentials line, available in 16-ounce cans. Our products are currently offered in major retail channels across the U.S., including conventional grocery, natural, convenience, fitness, mass market, vitamin specialty and e-commerce. Additionally, our products are currently offered in certain Canadian, European, Middle Eastern and Asia-Pacific markets.

During 2024, we continued to develop our U.S. Pepsi relationship as well as expanded our international presence through the following arrangements:

•

In January 2024, we announced Pepsi as our exclusive distributor in Canada, as well as a new relationship established with Lucozade Ribena Suntory Limited to serve as our exclusive sales and distribution partner in the United Kingdom and the Republic of Ireland.

•

In March 2024, we entered into a definitive manufacturing, sales, and distribution agreement with Suntory Oceania to expand into the Australia and New Zealand markets. Sales under this arrangement are expected to begin in the fourth quarter of 2024.

•

In March 2024, we entered into an incentive program with Pepsi which is intended to better align our businesses as we look to grow and expand our product portfolio across the U.S. The ultimate impact of the incentive program on the Company’s revenue and margin will be dependent upon achieving the intended outcomes of the program.

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In April 2024, we entered into a definitive sales and distribution agreement with Suntory France to expand into France. Sales under this arrangement are expected to begin in the fourth quarter of 2024.

We seek to combine nutritional science with mainstream beverages. Our innovative approach involves the use of our proprietary MetaPlus® formulation. This aligns with our aim to offer everyday refreshments by minimizing artificial additives. Unlike many traditional energy drinks or sodas, CELSIUS® products are free from aspartame and high fructose corn syrup and are very low in sodium. Our product’s formulation includes good-for-you ingredients and supplements such as green tea (EGCG), ginger (from the root), calcium, chromium, B vitamins and vitamin C. We use sucralose, a sugar-derived sweetener, found in Splenda®, to sweeten our products, making them low-calorie and an option suitable for consumers monitoring their sugar consumption.

We currently offer three functional energy drink lines:

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CELSIUS® Originals and Vibe: Our initial 12 fluid ounce product line, offered in various flavors and carbonated and non-carbonated forms. We tailor these beverages to meet a variety of consumer tastes and preferences.

•	CELSIUS ESSENTIALS™: Introduced in 2023, this 16 fluid ounce line is formulated with aminos.

•	CELSIUS® On-the-Go Powder: This line features the same ingredients contained in our functional energy drinks in a convenient powder form.

CELSIUS® ready-to drink products are packaged in a distinctive can that uses vivid colors and abstract patterns to create a strong on-shelf impact. The cans are sold in various packaging units and are designed to provide a clean, crisp and more modern look than our competitors’ products. In addition to being sugar free, our original U.S. ready-to-drink product line is non-GMO, kosher and vegan certified and soy and gluten free.

Our functional energy drinks, on-the-go powders, and supplements are produced by well-established third-party beverage co-packers. Utilizing these co-packers, strategically located across the U.S., enables us to efficiently produce and distribute our products. We procure most ingredients and all packaging materials, while our co-packers handle assembly and charge us a fee on a per-case basis. The shelf life of CELSIUS® products ranges from 15 to 24 months. We, or our co-packers, purchase the raw materials used in our products in accordance with our specifications. Most ingredients are sourced from domestic suppliers, with several reliable options available to us for key components. The ingredients in CELSIUS® products include green tea (EGCG), ginger (from the root), caffeine, B vitamins, vitamin C, taurine, guarana, chromium, calcium, glucuronolactone, sucralose, natural flavors and natural colorings. Packaging materials are sourced from multiple suppliers in the U.S. We believe that our co-packing arrangements and supply sources sufficiently meet our present requirements. Currently, we are not dependent upon any one supplier.

In the U.S. and Canada, we sell CELSIUS® products across many retail segments, including supermarkets, convenience stores, drug stores, nutritional stores, food service providers and mass merchants. We also sell to health clubs, gyms, the military and e-commerce websites. We distribute our products domestically through direct-store delivery, distributors and direct sales to retailers. Additionally, our products are sold online through e-commerce platforms such as Amazon, Instacart, and Walmart.com.

We distribute our products in various foreign regions through regional and country-specific distribution partners. Our international expansion strategy leverages our partnership with Pepsi, capitalizing on their extensive distribution network. We currently utilize this network and plan to continue doing so as we continue to prioritize our future growth.

Our consumer base primarily consists of distributors, e-commerce retailers, and various brick-and-mortar outlets such as grocery and convenience stores, club stores, and health-focused locations such as gyms and nutrition stores. While a significant portion of our products are sold through third-party distributors, we also engage in direct sales to various consumer-facing retailers. To support and incentivize the distribution, sales and marketing of our products, we rely on and provide various financial incentives. These incentives include but are not limited to, volume-based rebates and promotions, placement fees, listing fees, and other discounts.

In our sales and marketing approach, we prioritize differentiation, ensuring our brands and products stand out visually and distinctively from other beverages on the shelves of retailers. We continuously review and refresh our products and packaging to maintain uniqueness and appeal. In addition to maximizing product visibility in stores, we focus on developing brand awareness through targeted marketing initiatives, such as sporting events, print, radio, and television advertising, alongside direct sponsorships and endorsements to promote our brands. Additionally, our branded vehicles are deployed at events for product sampling and enhancing consumer engagement.

Our principal executive offices are located at 2424 N. Federal Highway, Suite 208, Boca Raton, Florida 33431 and our telephone number is (561) 276-2239. We were incorporated in Nevada in 2005 under the name “Vector Ventures, Inc.” and were originally engaged in mineral exploration. Such business was unsuccessful. In a reverse merger in 2007, we acquired the Celsius® beverage business of Elite FX, Inc., a Florida corporation engaged in the development of “functional” beverages since 2004, and subsequently changed our name to Celsius Holdings, Inc. Our corporate website is www.celsius.com. The information contained on or accessible through our website is not part of this prospectus.

USE OF PROCEEDS

The price or prices to the public of our securities and any net proceeds we expect to receive from the sale of such securities will be described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, any proceeds we receive from the sale of the securities to which this prospectus relates will be used for general corporate purposes. We will have significant discretion in the use of any net proceeds we receive and may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to our Articles of Incorporation (as amended, the “Charter”) and our Amended and Restated Bylaws (as amended, the “Amended Bylaws”), which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and the Nevada Revised Statutes (the “NRS”).

Overview - Authorized and Outstanding Shares

Our authorized capital stock consists of 302,500,000 shares of capital stock, of which: (i) 300,000,000 shares are designated as common stock, par value $0.001 per share (“common stock”); and (ii) 2,500,000 shares are designated as preferred stock, par value $0.001 per share (“preferred stock”).

Our Board of Directors (the “Board”) may issue shares of preferred stock, in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board.

As of April 30, 2024, we had 233,081,303 shares of Common Stock issued and outstanding, and 1,466,666 shares of our Series A Convertible Preferred Stock issued and outstanding (“Series A Preferred”).

The following descriptions set forth certain general terms and provisions of our common stock and preferred stock to which a prospectus supplement may relate. The particular terms of the shares of common stock and preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our Charter and Amended Bylaws.

Voting Rights

The holders of shares of common stock are entitled to one vote per share in connection with any matter submitted to a vote of stockholders. Subject to limited exceptions, the Series A Preferred has no voting rights.

Dividend Rights

Subject to any preferential dividend rights of holders of any then outstanding shares of our preferred stock and the NRS, the holders of shares of common stock are entitled to ratably receive such dividends, if any, as may be declared from time to time by the Board in its discretion out of funds legally available therefor.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Company, after payments to creditors and subject to any preferential liquidation, dissolution or winding up rights of holders of any then outstanding shares of our preferred stock, the holders of shares of common stock are entitled to share ratably in all of our remaining assets and funds available for distribution to holders of shares of common stock.

Other Matters

Holders of shares of common stock do not have any preemptive, subscription, redemption or conversion rights, and there are no sinking fund provisions with respect to our common stock. All of the shares of the common stock currently issued and outstanding have been validly issued and are fully-paid and nonassessable.

No Cumulative Voting; Quorum

The Charter does not provide for cumulative voting of shares of the common stock. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer LLC. The transfer agent’s address is 1 Glenwood Avenue, STE 1001, Raleigh, NC 27603.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “CELH.”

Provisions of Nevada Law, our Charter and our Amended Bylaws That May Make the Acquisition of Control of us More Difficult

Authorized but Unissued Shares

Our authorized but unissued shares of our common stock may be issued without stockholder approval except as required by law or by any stock exchange on which our common stock may be listed. These additional shares may be utilized for a variety of corporate purposes, including, without limitation, public offerings to raise additional capital, acquisitions and employee benefit plans. In addition, the Board may authorize, without stockholder approval, the issuance of preferred stock, in one or more series, with voting rights or other rights or preferences designated from time to time by the Board . The existence of authorized but unissued shares of common stock or preferred stock may enable the Board to render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Special Meetings of Stockholders; Stockholder Action by Written Consent

Our Amended Bylaws provide that special meetings of our stockholders may be called for any purpose at any time by or at the direction of the Board or by the Chairman of the Board at the request of holders of not less than a majority of the combined voting power of the common stock.

Pursuant to Section 78.320 of the NRS, unless our articles of incorporation or bylaws provide otherwise, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted. Neither our Charter nor our Amended Bylaws prohibit action by written consent, and our Amended Bylaws expressly permit stockholder action by written consent.

Advance Notice Requirements for Stockholder Proposals and Nominations of Directors

Our Amended Bylaws require stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at an annual or special meeting of stockholders, to provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the Company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Amended Bylaws also specify certain requirements as to the form and content of such stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Amendment of Articles of Incorporation or Bylaws

Our Charter and Amended Bylaws provide that the Board is expressly authorized to alter, amend, rescind or repeal, in whole or in part, our Amended Bylaws without a stockholder vote in any matter not inconsistent with Nevada law and our Charter. Under Nevada law, our stockholders may also adopt, amend or repeal our Amended Bylaws.

The NRS provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s articles of incorporation unless the articles of incorporation requires a greater percentage.

Business Combinations

The NRS generally prohibits a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction was approved by the Board before such person became an interested stockholder or the combination is approved by the Board, if within two years after the date in which the person became an interested stockholder, and is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after such person becomes an interested stockholder if:

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the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, less certain dividends paid or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

•	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

We have opted out of the “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS in our Charter.

Control Share Acquisitions

The “control share” statute of the NRS applies to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days of the acquisition. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Even if a Nevada corporation has not opted out of the control share statute prior to an acquisition of control shares, Nevada law provides that it may opt out of the control share statute by amending its articles of incorporation or bylaws within 10 days of the acquisition.

We have opted out of the “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, in our Charter.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities, preferred stock, warrants or units issued by us that may be offered and sold pursuant to this prospectus. The terms of the offering of any such securities, including the initial offering price and the net proceeds to us, will be contained in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Selling securityholders named in any supplement to this prospectus (the “selling securityholders”) may from time to time offer and sell our securities pursuant to this prospectus and the applicable prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number of securities beneficially owned by each such selling securityholder that are covered by such prospectus supplement and certain other information applicable to an offer and sale by such selling securityholder(s) pursuant to this prospectus and the applicable prospectus supplement.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents;

•	the name or names of any selling securityholders;

•	the purchase price of the securities or other consideration therefor, and the proceeds, we will receive from the sale;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship. We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of Celsius Holdings, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Celsius Holdings, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which are included in such Annual Report on Form 10-K for the year ended December 31, 2023 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on May 7, 2024;

•	our Current Reports on Form 8-K filed with the SEC on January 19, 2024, February 2, 2024, March 26, 2024 and March 28, 2024;

•

our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Stockholders to be held on May 28, 2024, filed with the SEC on April 12, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

•

the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, including any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Celsius Holdings, Inc.

2424 N. Federal Highway, Suite 208

Boca Raton, Florida 33431

Phone: (561) 276-2239

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Our website address is www.celsius.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses of the Registrant in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant.

See Note
SEC registration fee	(1)
Printing expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)

Total	(2)

(1) Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

(2) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

Our articles of incorporation eliminate the liability of our officers and directors to the fullest extent permitted by Nevada law. Nevada law provides that our directors and officers will not be individually liable to us, our stockholders or our creditors for any damages for any act or failure to act in the capacity of a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the corporation has been rebutted, and (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer and such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

Our articles of incorporation also provides for indemnification for our directors and officers to the fullest extent permitted by Nevada law. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover any damages against a director for breach of fiduciary duties as a director or officer, because a director or officer will not be individually liable for acts or omissions, except where the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or a knowing violation of law, and the presumption that the director or officer acted in good faith, on an informed basis, and with a view to the interests of the corporation, has been rebutted.

These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors and officers for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s or officer’s fiduciary duties. Moreover, the provisions do not alter the liability of directors and officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

ITEM 16.	Exhibits

Exhibit Number	Description
1.1†	Form of Underwriting Agreement

4.1	Composite Articles of Incorporation (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K, filed on February 29, 2024)

4.2	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q, filed on August 9, 2022)

4.4†	Form of Indenture for Senior Debt Securities

4.5†	Form of Indenture for Subordinated Debt Securities

4.6†	Form of Senior Debt Security

4.7†	Form of Subordinated Debt Security

4.8†	Form of Warrant

4.9†	Form of Warrant Agreement

4.10†	Form of Unit Agreement and Unit Certificate

4.11†	Form of Specimen Preferred Stock Certificate and Designation of Preferred Stock

5.1*	Opinion of Greenberg Traurig, LLP

23.1*	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (set forth on the signature page of this registration statement)

25.1+	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939

25.2+	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939

107*	Filing Fee Table

*	Filed herewith
†	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.
+	To be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.

ITEM 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Boca Raton, State of Florida, on May 16, 2024.

CELSIUS HOLDINGS, INC.

By:	/s/ John Fieldly
John Fieldly
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Fieldly and Jarrod Langhans, and each of them, such person’s true and lawful attorneys-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John Fieldly John Fieldly	President, Chief Executive Officer and Director (Principal Executive Officer)	May 16, 2024

/s/ Jarrod Langhans Jarrod Langhans	Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2024

/s/ Cheryl S. Miller Cheryl S. Miller	Director	May 16, 2024

/s/ Hal Kravitz Hal Kravitz	Director	May 16, 2024

/s/ Joyce Russell Joyce Russell	Director	May 16, 2024

/s/ Damon DeSantis Damon DeSantis	Director	May 16, 2024

/s/ Nicholas Castaldo Nicholas Castaldo	Director	May 16, 2024

/s/ Caroline Levy Caroline Levy	Director	May 16, 2024

/s/ James Lee James Lee	Director	May 16, 2024